Exhibit 99.1

For Immediate Release

Global Eagle Entertainment Acquires IFE Services Limited

Transaction Solidifies Position as In-Flight Media Leader

Adds to Coverage of Key Emerging Markets

Los Angeles, CA – October 21, 2013 – Global Eagle Entertainment Inc. (NASDAQ: ENT) announced today that it has acquired Travel Entertainment Group Equity Limited, the UK-based parent company of IFE Services Limited (IFE Services) from GCP Capital Partners LLP for approximately $36 million in cash. IFE Services is a leading provider of in-flight entertainment services to airlines and cruise lines worldwide. The acquisition expands Global Eagle’s leadership in delivering content and software solutions to the international travel industry.

Global Eagle’s purchase of IFE Services follows closely on the Company’s acquisition of digital content leader Post Modern Group (PMG) in July 2013. With a 20-year history, IFE Services provides a broad range of content solutions, spanning movies, TV programs, games, mobile apps, publications, safety videos and technical support to a worldwide client base of over 50 airline and cruise ship operators. IFE Services has a particularly strong customer presence among quickly-growing airlines in developing markets in Africa, Asia and South America.

“This acquisition is in line with our strategic objective to grow our position as the leading provider of in-flight media, to broaden our client base and to further strengthen the combined service offerings we provide to airlines worldwide,” said John LaValle, Chief Executive Officer of Global Eagle. “The addition of IFE Services will significantly enhance our presence in multiple fast-growing, emerging markets where our combined service offerings are in demand. We look forward to working together with IFE’s CEO Andy McEwan and the talented team at IFE Services in bringing our innovative solutions to the worldwide travel industry.”

“This is another transaction that we expect to be highly complementary to our existing business,” said Dave Davis, Chief Financial Officer of Global Eagle. “In addition to adding IFE Service’s strong cash flows, we believe we can unlock substantial efficiencies from our combined operations to the benefit of our shareholders. At the same time, we continue to be in a solid position to pursue additional acquisitions given our healthy balance sheet, strong management team and growing global footprint.”

For the full year 2013 and on a stand-alone basis, IFE Services is expected to generate approximately $37 million to $40 million of annual revenue* and approximately $7 million to $9 million of Adjusted EBITDA.* In addition, we expect to achieve substantial synergies beginning in first half of 2014 as a result of the combination of IFE Services with Global Eagle.

“Having supported the business and the management team of IFE over the last five years, we are delighted that, in Global Eagle, IFE Services has a supportive new owner that will be able to capitalize on its achievements to date,” said Adam Maidment, Managing Director of GCP Capital Partners LLP. “We would like to thank the CEO, Andy McEwan, and his team for their excellent work over the last few years and we wish them well in this next phase of the business’ development.”

In connection with the consummation of the IFE transaction, Global Eagle agreed to sell to one of its existing institutional stockholders, 2,435,472 shares of Global Eagle’s common stock for an aggregate purchase price of $21,000,000, in a registered direct offering by means of a prospectus supplement to Global Eagle’s effective shelf registration statement which Global Eagle will file with the Securities and Exchange Commission (“SEC”). In addition, Global Eagle will issue to PAR Investment Partners, L.P., an existing Global Eagle stockholder, a $19,000,000 promissory note which is convertible into shares of Global Eagle’s non-voting common stock. The terms of these sales of securities will be contained in a Current Report on Form 8-K to be filed by Global Eagle with the SEC.

About Global Eagle

Global Eagle Entertainment Inc. is the leading full service platform offering both content and connectivity for the worldwide airline industry. Through its combined content, distribution and technology platforms, Global Eagle provides airlines and the millions of travelers they serve with the industry’s most complete offering of in-flight video content, e-commerce and information services. Through its Row 44 subsidiary, Global Eagle utilizes Ku-band satellite technology to provide airline passengers with Internet access, live television, shopping and travel-related information. Currently installed on more than 500 aircraft, Row 44 has the largest fleet of connected entertainment platforms operating over land and sea globally. In addition, through its AIA subsidiary, Global Eagle provides film and television content, games and applications to more than 130 airlines worldwide. Global Eagle is headquartered in greater Los Angeles, California and maintains offices and support personnel around the world. Find out more at www.globaleagleent.com.

About IFE Services

IFE Services is a leading provider of in-flight entertainment solutions to the airline industry. Its focus on quality and innovation is supported by a strong commitment to customer service and investment in the latest systems and technologies.

IFE Services supplies a full range of services to enable its clients to provide a first class entertainment experience to passengers. They include movies, TV programs, audio, games, 3D map, apps, safety and destination films, portable entertainment systems, onboard publications and AVOD technical support and management.

IFE Services works with a broad client-base worldwide of over 50 airlines and cruise ship operators. The company’s headquarters are in the UK with regional offices located in Madrid, Singapore, Santiago, Sao Paulo, Nairobi, Kuala Lumpur, Oberhausen, Johannesburg and Irvine, California.

About GCP Capital Partners LLP

GCP Capital Partners LLP (“GCP”) is a leading UK mid-market private equity business. It was established in 2007 as Greenhill Capital Partners Europe, the European private equity arm of Greenhill & Co. Inc.

Notices Regarding Sales of Securities

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, sale or solicitation would be unlawful. The registered direct offering is being made only by means of the prospectus supplement and accompanying base prospectus. When available, copies of the prospectus supplement and accompanying base prospectus relating to the registered direct offering may be obtained at the SEC’s website at http://www.sec.gov or directly from the company by contacting Global Eagle Entertainment Inc., Attention: Corporate Secretary, 4353 Park Terrace Drive, Westlake Village, CA 91361 (818) 706-3111. The issuance of the convertible promissory note and the underlying shares will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

* Financial Information of IFE

IFE has historically prepared its financial statements in accordance with U.K. Generally Accepted Accounting Practice (“U.K. GAAP”). Accordingly, projected revenue and certain components of adjusted EBITDA of IFE for full year 2013 on a stand-alone basis have been prepared in accordance with U.K. GAAP. Certain differences exist between U.K. GAAP and generally accepted accounting principles in the United States of America which might be material to these projections. With respect to 2013 projected adjusted EBITDA of IFE Services, we define adjusted EBITDA as net earnings before interest expense, income taxes, depreciation and amortization, plus exceptional costs incurred at the company that will no longer be incurred after the transaction has closed. Adjusted EBITDA is a non-GAAP financial measure commonly used by financial analysts, investors, rating agencies and other interested parties in evaluating companies. However, adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as an alternative to, operating income, cash flow, EPS or other income or cash flow data prepared in accordance with GAAP. A quantitative reconciliation is not available without unreasonable efforts.

Cautionary Note Concerning Forward-Looking Statements

We make forward-looking statements in this release within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including without limitation our earnings, revenues, expenses or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words "may," "might," "will," "will likely result," "should," "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "continue," "target" or similar expressions. These forward-looking statements are based on information available to us as of the date of this earnings release, and involve substantial risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements as a result of as a result of new information, future events or developments or otherwise.

Among the factors that could cause actual results to differ materially from past results and future plans and projected future results are the following: our ability to integrate the Row 44, AIA, PMG and IFE businesses, the ability of the combined business to grow, including through acquisitions which we are able to successfully integrate, and the ability of our executive officers to manage growth profitably; the possibility that any of the anticipated benefits of our acquisitions, including synergies, cost savings and positive financial impact, will not be realized as anticipated or at all; the outcome of any legal proceedings pending or that may be instituted against us or our subsidiaries; changes in laws or regulations that apply to us or our industry; our ability to recognize and timely implement future technologies in the satellite connectivity space, including Ka-band system development and deployment; our ability to deliver end-to-end network performance sufficient to meet increasing airline customer and passenger demand; our ability to obtain and maintain international authorizations to operate our service over the airspace of foreign jurisdictions our customers utilize; our ability to expand our service offerings and deliver on our service roadmap; our ability to timely and cost-effectively identify and license television and media content that passengers will purchase; general economic and technological circumstances in the satellite transponder market, including access to transponder space in capacity limited regions and successful launch of replacement transponder capacity where applicable; our ability to obtain and maintain licenses for content used on legacy installed in-flight entertainment systems; the loss of, or failure to realize benefits from, agreements with our airline partners; the loss of relationships with original equipment manufacturers or dealers; unfavorable economic conditions in the airline industry and economy as a whole; our ability to expand our domestic or international operations, including our ability to grow our business with current and potential future airline partners or successfully partner with satellite service providers, including Hughes Network Systems; our reliance on third-party satellite service providers and equipment and other suppliers, including single source providers and suppliers; the effects of service interruptions or delays, technology failures, material defects or errors in our software, damage to our equipment or geopolitical restrictions; the limited operating history of our connectivity and in-flight television and media products; costs associated with defending pending or future intellectual property infringement actions and other litigation or claims; increases in our projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll out of our technology roadmap or our international plan of expansion; fluctuation in our operating results; the demand for in-flight broadband internet access services and market acceptance for our products and services; and other risks and uncertainties set forth in this release and in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q.

Global Eagle Entertainment Media Contact:
Karin Pellmann

kpellmann@row44.com

646-515-6933

Global Eagle Entertainment Investor Contacts:

Chris Plunkett or Brad Edwards

Brainerd Communicators, Inc.

(212) 986-6667

plunkett@braincomm.com

edwards@braincomm.com